UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

TIX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIX CORPORATION
12711 Ventura Blvd., Suite 340
Studio City, California 91604

May 27, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Tix Corporation to be held at 10:00 A.M. local time on July 7, 2010 at Sportsmen’s Lodge, 12825 Ventura Boulevard, Studio City, California 91604.

As more fully described in the attached Notice of Annual Meeting and the accompanying proxy statement, at the Annual Meeting, our stockholders will consider and vote to (i) elect six directors to our Board of Directors, and (ii) ratify the appointment of Weinberg & Company, P. A. as our independent registered public accountant for the fiscal year ending December 31, 2010.

Whether or not you plan to attend the Annual Meeting, please submit your proxy to ensure your representation and the presence of a quorum at the Annual Meeting.  Like last year you may submit your proxy over the Internet or by marking, signing, dating and mailing the proxy card if you received a paper copy of the proxy statement.

The Board of Directors recommends that you vote “FOR” the proposals presented in this proxy statement.

Sincerely,

Mitch Francis
Chairman of the Board of Directors

TIX CORPORATION
12711 Ventura Blvd., Suite 340
Studio City, California 91604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON July 7, 2010

Notice is hereby given that the 2010 Annual Meeting of Stockholders of Tix Corporation (“Annual Meeting”), will be held at 10:00 A.M. local time on July 7, 2010 at Sportsmen’s Lodge, 12825 Ventura Boulevard, Studio City, California 91604 for the following purposes:

•	to elect six directors to our Board of Directors;

•	to ratify the appointment of Weinberg & Company, P.A. as our independent registered public accountant for the fiscal year ending December 31, 2010; and

•	to transact any other business as may properly come before the meeting or at any adjournment thereof.

We have fixed the close of business on May 17, 2010, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.  Only our stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.  Stockholders are requested to complete, sign, date and mail the enclosed proxy card in the envelope provided.  Alternatively, stockholders may vote via the Internet, in accordance with the instructions provided in the attached proxy/voting instruction card.

In accordance with the rules approved by the U.S. Securities and Exchange Commission (“SEC”), we sent a Notice of Internet Availability of Proxy Materials on or about May 27, 2010, and provided access to our proxy materials on the Internet, beginning on May 27, 2010, for the holders of record and beneficial owners of our common stock as of the close of business on the record date.

By Order of the Board of Directors,

Mitch Francis
Chairman of the Board of Directors

May 27, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 7, 2010

The proxy statement and annual report to stockholders are available online at www.edocumentview.com/TIXC.  Your Vote is Important — Please vote as promptly as possible by using the Internet or by signing, dating, and returning the proxy card if you received a paper copy of this proxy statement.  Instructions to vote online are printed directly on the proxy card.

All stockholders are invited to attend the annual meeting in person.  Stockholders who vote their proxy online or by executing a proxy card may nevertheless attend the meeting, revoke their proxy, and vote their shares in person.

TABLE OF CONTENTS

PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND ANNUAL MEETING	3
PROPOSAL I – ELECTION OF DIRECTORS	6
PROPOSAL II – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT	9
DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.	30
STOCKHOLDER PROPOSALS	30
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	32
OTHER MATTERS	32
FORWARD-LOOKING STATEMENTS	32
WHERE YOU CAN FIND MORE INFORMATION	33

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TIX CORPORATION
12711 Ventura Blvd., Suite 340
Studio City, California 91604

PROXY STATEMENT

Annual Meeting of Stockholders to Be Held On July 7, 2010

The Annual Meeting

This proxy statement is being furnished to the stockholders of Tix Corporation, a Delaware corporation (the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting to be held at 10:00 A.M. local time on July 7, 2010, at Sportsmen’s Lodge, 12825 Ventura Boulevard, Studio City, California 91604, and at any adjournments or postponements thereof.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

•	to elect six directors to our Board of Directors;

•	to ratify the appointment of Weinberg & Company, P.A. (“Weinberg”) as our independent registered public accountant for the fiscal year ending December 31, 2010; and

•	to transact any other business as may properly come before the meeting or at any adjournment thereof.

Stockholders of the Company as of May 17, 2010, the Record Date, may vote in one of the following three ways: (1) by completing, signing and dating the proxy card, (2) by completing your proxy on the Internet at the website listed on the proxy card or Notice of Internet Availability of Proxy Materials, or (3) in person at the Annual Meeting. It is important that you vote your shares whether or not you attend the meeting in person. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy on the Internet. Shares represented by proxy will be voted in accordance with the instructions you provide to the individuals named on the proxy.

With regard to the election of directors, votes may be cast in favor of all director nominees, cast in favor of particular director nominees, left blank or withheld.  Votes that are left blank will be voted FOR the election of the directors named on the proxy; votes that are withheld are not considered “votes cast” and thus have no effect on the election of directors.

With regard to ratification of the appointment of Weinberg as our independent registered public accounting firm, votes may be cast in favor, cast against, cast as an abstention or left blank.  Abstentions will not be included among the shares that are considered to be present and voting on the ratification and, therefore, they will have no effect on the voting for this proposal.  Votes that are left blank will be voted FOR the ratification of Weinberg as our independent registered public accounting firm.

With regard to other matters that may properly come before the Annual Meeting, votes will be cast at the discretion of the proxies.

Abstentions may be specified on all proposals, other than the election of directors, and will be counted as present for purposes of determining a quorum.  Submitted proxies which are left blank or for which a vote is withheld and broker non-votes will also be counted as present for purposes of determining a quorum.  Broker non-votes are shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal.

The proxy card is attached as Appendix A to this proxy statement.

The proxy statement for the Annual Meeting and the annual report for the fiscal year ended December 31, 2009 are available at www.edocumentview.com/TIXC.

NO MATTER WHAT METHOD YOU ULTIMATELY DECIDE TO USE TO VOTE YOUR SHARES, WE URGE YOU TO VOTE PROMPTLY.

Record Date; Shares Entitled To Vote; Vote Required To Approve The Transaction

The Board has fixed the close of business on May 17, 2010 (the “Record Date”), as the date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.  On the Record Date, 31,123,357 shares of our common stock, par value $0.08 per share (“Common Stock”) were issued and outstanding out of 100,000,000 shares authorized, and pursuant to our Bylaws, each outstanding share of Common Stock is entitled to one vote on each matter submitted to vote at a meeting of our stockholders.  Stockholders do not have cumulative voting rights.

A majority of the issued and outstanding shares of Common Stock entitled to vote, represented either in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  In the absence of a quorum, the Annual Meeting may be postponed from time to time until stockholders holding the requisite number of shares of our Common Stock are represented in person or by proxy.  Each holder of record of shares of our Common Stock is entitled to cast, for each share registered in his or her name, one vote per proposal described in this proxy statement.

Solicitation, Voting and Revocation Of Proxies

This solicitation of proxies is being made by our Board, and our Company will pay the entire cost of preparing, assembling, printing, and distributing these proxy materials.  The solicitation of proxies or votes may be made in person, by telephone or by electronic communications by directors, officers and employees of our Company, who will not receive any additional compensation for such solicitation activities.  We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Shares of our Common Stock represented by a proxy properly signed and received at or prior to the Annual Meeting, unless properly revoked, will be voted in accordance with the instructions on the proxy.  A stockholder may revoke any proxy given pursuant to this solicitation by: (i) delivering to our corporate secretary, prior to or at the Annual Meeting, a written notice revoking the proxy (or voting via the Internet); (ii) delivering to our corporate secretary, at or prior to the Annual Meeting, a duly executed proxy relating to the same shares and bearing a later date; or (iii) voting in person at the Annual Meeting.  Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy.  All written notices of revocation and other communications with respect to the revocation of a proxy should be addressed to:

Tix Corporation
12711 Ventura Blvd., Suite 340
Studio City, California 91604
Attention: Corporate Secretary

Our Board of Directors is not aware of any business to be acted upon at the Annual Meeting other than consideration of the proposals described herein.

Internet Voting

Like last year, in addition to marking, signing, dating and mailing the proxy card if you received a paper copy of the proxy statement, you may vote over the Internet.  Voting via the Internet is fast, convenient and your vote is immediately confirmed and tabulated.  If you choose to vote via the Internet, instructions to do so are set forth on the proxy card.  If you own your shares in your own name, you can vote via the Internet in accordance with the instructions provided on the proxy card or Notice of Internet Availability of Proxy Materials. If your shares are held in “street name” by a bank, broker or other nominee, you can also vote via the Internet by following the voting instructions provided by your bank, broker or other nominee. You may need to contact your bank or broker to vote.

If you vote via the Internet, you do not have to mail in your proxy card, but your vote must be received by 1:00 a.m., Central Time, on July 7, 2010.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND ANNUAL MEETING

Q:	WHAT IS THIS PROXY STATEMENT AND WHY AM I RECEIVING IT?

A:
You are receiving this proxy statement in connection with an Annual Meeting of stockholders called by our Board of Directors in connection with soliciting stockholder votes for the purpose of (i) electing six directors to our Board to serve for a term ending on the date of the next Annual Meeting of stockholders, or until their successors are duly elected and qualified; and (ii) ratifying the appointment of Weinberg as our independent registered public accountant for the fiscal year ending December 31, 2010, in each case, as more fully described in this proxy statement. You are being provided this proxy statement and the proxy card because our Board of Directors is soliciting your proxy to vote at the Annual Meeting called for the purpose of voting on the foregoing matters.

Q:	WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT?

A:
The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executive officers, and certain other required information.

Q:	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING, AND WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A:
Only holders of shares of our Common Stock, as of the Record Date, are entitled to vote at the Annual Meeting.  As of May 17, 2010, the Record Date, there were 31,123,357 shares of our Common Stock issued and outstanding, and entitled to notice of and to vote at the Annual Meeting. For all matters each outstanding share of our common stock will be entitled to one vote on each matter. Stockholders do not have cumulative voting rights.  Under Delaware law, and pursuant to our Bylaws, a majority of the issued and outstanding shares of Common Stock entitled to vote, represented either in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Once a quorum is established, stockholder approval with respect to a particular proposal is generally obtained by the affirmative vote of a majority of our issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, represented in person or by proxy, except for the election of directors which is determined by a simple plurality of the votes cast.

Q:	DOES OUR BOARD OF DIRECTORS RECOMMEND VOTING “FOR” THE PROPOSALS?

A:	Yes. Our Board of Directors unanimously recommends that our stockholders vote “FOR” each of the proposals described in this proxy statement.

Q:	HOW MAY I VOTE ON THE PROPOSALS IF I OWN SHARES IN MY OWN NAME?

A:
If you own your shares in your own name, you may vote on the proposals presented in this proxy statement in one of the following three ways: (1) by completing, signing and dating the proxy card and returning it to the Company, (2) by completing your proxy on the Internet at the address listed on the proxy card or Notice of Internet Availability of Proxy Materials, or (3) in person at the Annual Meeting. It is important that you vote your shares whether or not you attend the meeting in person.

Q:	HOW MAY I VOTE ON THE PROPOSALS IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, BANK OR OTHER NOMINEE?

A:
If your shares are held in “street name” through a broker, bank or other nominee, you can also vote via the Internet by following the voting instructions provided by your bank, broker or other nominee. You may need to contact your bank or broker to vote.  If your shares are held in “street name” through a broker, bank or other nominee, under new rules the nominee may not vote your shares without your instructions.  We encourage you to provide instructions to your brokerage firm by signing and returning your proxy. This ensures your shares will be voted at the meeting.

Q:	CAN I CHANGE MY MIND AND REVOKE MY PROXY?

A:
Yes.  If you are a stockholder of record, you may change your vote at any time before the polls close at the meeting. You may do this by (i) delivering to our corporate secretary, prior to or at the Annual Meeting, a written notice revoking the proxy; (ii) delivering to our corporate secretary, at or prior to the Annual Meeting, a duly executed proxy relating to the same shares and bearing a later date (or voting via the Internet); or (iii) voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If you hold your shares in “street name,” you may submit new voting instructions by contacting your broker, bank or other nominee.  If you voted by Internet, you may change your vote at any time up until 1:00 a.m., Central Time, on July 7, 2010, by resubmitting a new Internet vote. Your last Internet vote will be the one, which is used for voting purposes.

Q:	CAN I VOTE MY SHARES IN PERSON?

A:
Yes. The Annual Meeting is open to all holders of our common stock as of the Record Date.  To vote in person, you will need to attend the Annual Meeting and bring with you evidence of your stock ownership. If your shares are registered in your name, you will need to bring a copy of stock certificate(s) together with valid picture identification. If your shares are held in the name of your broker, bank or another nominee or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification.

Q:	DO I HAVE DISSENTERS’ RIGHTS IN CONNECTION WITH THE PROPOSALS?

A:	No. Under Delaware law, “dissenters’ rights” are not available in connection with any of the proposals.

Q.	HOW MAY I REQUEST A SINGLE SET OF PROXY MATERIALS FOR MY HOUSEHOLD?

A:
If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us to request delivery of a single copy of these materials. Written requests should be made to Tix Corporation, Attention: Investor Relations, 12711 Ventura Blvd., Suite 340, Studio City, California 91604.

Q.	WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

A:
You may receive more than one set of voting materials, including multiple copies of the Notice of Internet Availability.  For example, if you hold your shares in more than one brokerage account, you may receive a separate notice for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one notice.

Q.	WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

A:
Other than the proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  If for any reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q.	IS MY VOTE CONFIDENTIAL?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.  Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to Company management.

Q.	WHO IS PAYING FOR THIS PROXY SOLICITATION?

A:
Our Board of Directors is making this solicitation, and we will pay the entire cost of preparing, assembling, printing, and distributing these proxy materials.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

PROPOSAL I – ELECTION OF DIRECTORS

Our Board currently has six directors, including four independent directors, as defined by the applicable listing requirements of the NASDAQ Stock Market.  The Board proposes that the following six nominees, all of whom currently serve on the Board, be elected as directors to serve for a term ending on the date of the next annual meeting of stockholders and until their successors are duly elected and qualified.  The Board’s Nomination and Governance Committee has approved and recommended for election as directors at the Annual Meeting the nominees described in this proxy statement.

Each of the nominees has consented to serve if elected.  If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee.  In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. There is no other family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.  The affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting is required to elect each director.

Name	Age	Position

Mitch Francis	55	Chairman of the Board of Directors, President, Chief Executive Officer

Benjamin Frankel	73	Director

Norman Feirstein	60	Director

Sam Georges	63	Director

Andrew Pells	53	Director

Joseph Marsh	57	Director

The biographies and work experience of each of our nominees for directors is set forth under “Directors, Executive Officers, Promoters and Control Persons” beginning on page 9 of this proxy statement.

Vote Required and Recommendation of Board of Directors

Our Bylaws provide that directors are elected by a plurality of the votes cast by shares entitled to vote at such election of directors. In addition, applicable Securities and Exchange Commission voting requirements hold that stockholders have two voting choices for the election of directors: “FOR” or “WITHHOLD.” You may choose to vote “FOR” or “WITHHOLD” with respect to all of the nominees or any specific nominee(s). Stockholders entitled to vote at the Annual Meeting have the right to cast, in person or proxy, all of the votes to which the stockholder’s shares are entitled for each of the nominees. Under the plurality standard, the only votes that count when director votes are being tabulated are “FOR” votes. “WITHHOLD “ votes have no effect. Thus, a director-nominee could be elected by a single “FOR” vote. Unless otherwise instructed on your proxy, your shares will be voted “FOR” the election of both nominees. If you do not vote for a particular nominee, or if your broker does not vote your shares of common stock held in “street name,” or if you withhold authority for one or all nominees, your vote will not count either “FOR” or “AGAINST” the nominee, although it will be counted for purposes of determining whether there is a quorum present at the meeting.

PROPOSAL II – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Audit Related Fees:

Weinberg & Company, P.A. (“Weinberg”) was the Company’s independent registered public accounting firm for the years ended December 31, 2009, 2008, and 2007. Services provided to the Company by Weinberg with respect to such periods consisted of the audits of the Company’s consolidated financial statements and limited reviews of the condensed consolidated financial statements included in Quarterly Reports on Form 10-Q. Weinberg & Co. also provided audit services with respect to our 2009 and 2008 Sarbanes-Oxley compliance, acquisition audits of Magic Arts & Entertainment, LLC and Exhibit Merchandising, LLC, and the subsequent filing of their financial statements on Form 8-K. Charges by Weinberg with respect to these matters aggregated $420,000, $343,000, and $346,000 respectively, for the years ended December 31, 2009, 2008 and 2007.

Tax Fees:

Weinberg did not provide any services to the Company with respect to the preparation of corporate income tax returns or tax planning matters.

All Other Fees:

Weinberg did not provide any services with respect to any matters other than those related to audit and audit-related matters.

Weinberg Representatives at Annual Meeting

We expect that a representative of Weinberg will be present at the Annual Meeting.  They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the Meeting.

Vote Required and Recommendation of Board of Directors

Under Delaware law, and pursuant to our Bylaws, the proposal to ratify Weinberg as our independent registered public accounting firm for the fiscal year ending December 31, 2010, will be approved by the affirmative vote of a majority of our issued and outstanding shares of Common Stock entitled to vote at meeting, represented in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF WEINBERG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.

As of May 17, 2010, the Company had a total of 31,123,357 shares of common stock issued and outstanding, which is the only issued and outstanding voting equity security of the Company.

The following table sets forth, as of May 17, 2010: (a) the names and addresses of each beneficial owner of more than five percent (5%) of the Company’s common stock known to the Company, the number of shares of common stock beneficially owned by each such person, and the percent of the Company’s common stock so owned; and (b) the names and addresses of each director and executive officer, the number of shares of common stock beneficially owned, and the percentage of the Company’s common stock so owned, by each such person, and by all directors and executive officers of the Company as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent or Shares of Common Stock Outstanding (2)

Mitch Francis (1)	3,589,474	(3)	11.4%
Kimberly Simon (1)	968,109	(4)	3.1%
Steve Handy (1)	—		—
Benjamin Frankel (1)	324,000	(7)	1.0%
Norman Feirstein (1)	455,000	(8)	1.5%
Sam Georges (1)	70,000	(6)	0.2%
Andy Pells (1)	60,000	(6)	0.2%
Joe Marsh (1), (10)	4,650,301		14.9%
Lee Marshall (1)	1,758,298		5.6%
All directors and officers as a group (9 persons)	11,935,182	(5)	37.5%
Christopher Maggiore (9)	1,810,625		5.8%

(1)	The address of each such person is c/o the Company, 12711 Ventura Blvd., Suite 340, Studio City, California 91604.

(2)
The calculation is based on the number of shares of common stock outstanding on May 17, 2010, plus, with respect to each named person, the number of shares of common stock which the stockholder has the right to acquire upon exercise of stock options and warrants exercisable within 60 days of May 17, 2010.

(3)
Includes 3,439,000 shares of common stock owned by Mr. Francis. Also includes an option to purchase 150,000 shares of the Company’s common stock.  Excludes 255,000 shares of common stock owned by Sandra Francis, the wife of Mr. Francis, as to which Mr. Francis disclaims beneficial ownership.

(4)	Includes 568,000 shares of common stock owned by Ms. Simon and 400,000 shares of common stock issuable upon exercise of stock options and warrants.

(5)
Includes 11,188,000 shares of common stock owned by officers and directors, and 720,000 shares of common stock issuable upon exercise of stock options and warrants granted to officers and directors. Also excludes 255,000 shares of common stock owned by Sandra Francis, the wife of Mr. Francis, as to which Mr. Francis disclaims beneficial ownership.

(6)
Messrs Pells and Georges were each granted options to purchase 35,000 shares of the Company’s common stock as a result of their directorships. In addition, Messrs Pells and Georges were each granted options to purchase 25,000 shares of the Company’s common stock in 2009. Mr. Georges separately purchased 10,000 shares of Tix common stock in the open market.

(7)	Includes 299,000 shares of common stock owned by Mr. Frankel and 25,000 shares of common stock issuable upon exercise of stock options granted to Mr. Frankel.

(8)	Includes 430,000 shares of common stock owned by Mr. Feirstein and 25,000 shares of common stock issuable upon exercise of stock options granted to Mr. Feirstein.

(9)	The address of this person is 6860 Chillingsworth Circle, Canton, Ohio 44718.

(10)
In connection with the acquisition of Exhibit Merchandising, the Company entered into a Voting Agreement with Joseph Marsh pursuant to which, for a period of four years, Mr. Marsh granted the Company, through its board of directors, the right to vote all of his shares, including the shares acquired pursuant to the Asset Purchase Agreement. As of the date hereof, such shares totaled 4,650,301.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

The following table and text set forth the names and ages of all directors and executive officers of the Company as of May 17, 2010. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among directors and executive officers. There are no arrangements or understandings between any two or more of the Company’s directors or executive officers.

As a condition to the Closing, of the Company’s acquisition of Exhibit Merchandising, LLC (EM) the Company entered into a Voting Agreement with Joseph Marsh, a former owner of EM pursuant to which, for a period of four years, Mr. Marsh granted the Company, through its board of directors, the right to vote all of his shares, including the shares acquired pursuant to the Asset Purchase Agreement. As of the date hereof, such shares total 4,650,301.

Also provided herein is a brief description of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name	Age	Position(s)
Mitch Francis	55	Chairman of the Board of Directors, President, Chief Executive Officer

Kimberly Simon	42	Chief Operating Officer

Steve Handy	42	Chief Financial Officer

Joseph Marsh	57	Director, Co-CEO of Tix Productions, Inc.

Benjamin Frankel	73	Director

Norman Feirstein	60	Director

Sam Georges	63	Director

Andrew Pells	53	Director

None of the Company’s directors or executive officers has, during the past ten years, (1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) been convicted in a criminal proceeding or subject to a pending criminal proceeding; (3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or (4) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission, to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Biographies of Directors and Executive Officers:

Mitch Francis founded Tix Corporation in 1993 and has been the Chairman of the Board of Directors and Chief Executive Officer since its inception. Tix Corporation is publicly traded on the NASDAQ stock exchange under the symbol TIXC. Mr. Francis is an innovative leader whose inventions have yielded two United States patents with another three inventions patent- pending. All of these inventions have contributed to the unique businesses and success of Tix Corporation. Mr. Francis was one of the first real estate majors in the United States at the University of Colorado and developed numerous shopping centers, office buildings and condominium projects. The Company believes that Mr. Francis’ qualifications to serve on the Board include his long tenure as our Chief Executive Officer and Chairman during which time he gained a unique and extensive understanding of the Company and its long-term strategy. Additionally, his real estate expertise has been a valuable asset to the Company in identifying and negotiating its retail facilities which have been a significant element of Tix Corporation’s success.

Kimberly Simon has been employed by the Company for over twelve years. Ms. Simon started her career with the Company in September 1997 as the general manager of the Company’s Las Vegas ride simulator facility. Effective March 1, 2007, Ms. Simon was promoted to Chief Operating Officer and is responsible for all day-to-day operations. Prior to joining the Company, Ms. Simon gained managerial experience with several national companies. Ms. Simon graduated from Northern Illinois University with a Bachelor’s Degree.

From December 2007 until joining the Company, on March 29, 2010, Mr. Handy was a consultant to several public companies involved in the entertainment industry in the areas of business development and SEC reporting and compliance.  From 2002 to 2007, Mr. Handy held positions of increasing responsibility, including Senior Vice President, Chief Financial Officer and Corporate Secretary of SM&A, a former publicly traded professional services firm.  Previous to his employment with SM&A, Mr. Handy held various management roles in high technology manufacturing and service companies, including working abroad for a U.S. high technology manufacturer.  Mr. Handy also served as Senior Auditor, Business Advisory and Audit Services, for Deloitte & Touche LLP.

Joseph Marsh was elected as a director of the Company effective July 8, 2009. Mr. Marsh has produced and promoted concerts, theatricals and family shows worldwide for the last 20 years. Currently, Mr. Marsh is an investor in the exhibits of “King Tutankhamen” and  ”Diana: a Celebration”, a showcase of the life and works of Diana, Princess of Wales. Mr. Marsh continues to produce David Copperfield worldwide and is active in the national tour of Lord of the Dance. Mr. Marsh is currently involved in the production of shows throughout North America including The Magic of David Copperfield, Michael Flatley’s Lord of the Dance, Jesus Christ Superstar, Bob the Builder Live, Mannheim Steamroller, and 101 Dalmatians The Musical. Mr. Marsh is also a partner in the Stonebridge project in Cleveland, Ohio, and his management company owns and manages over 200,000 square feet of commercial property, 1,000 acres of developable land and two large housing developments. The Company believes that Mr. Marsh’s qualifications to serve on the Board include his extensive business experience in the production, promotion and financing of entertainment properties.

Benjamin Frankel has been a director of the Company since March 17, 1995. Mr. Frankel is a certified public accountant and was a partner in the accounting firm of Frankel, Lodgen, Lacher, Golditch, Sardi & Howard and its predecessors from 1965 through 2005. In 2006, Mr. Frankel left his former firm and formed Frankel, LoPresti & Co., an accountancy corporation. The Company believes that Mr. Frankel’s qualifications to serve on the Board include his long tenure on the Board and extensive experience in the fields of finance, business transactions and public company oversight.

Norman Feirstein has been a director of the Company since March 17, 1995. Mr. Feirstein practiced law as a sole practitioner from 1978 until July 1993. Mr. Feirstein currently practices law as the Law Offices of Norman Feirstein. The Company believes that Mr. Feinstein’s qualifications to serve on the Board include his long tenure on the Board and extensive experience as a lawyer and in the field of public company oversight.

Sam Georges joined the Company as a director in February 2007. Mr. Georges is the Chief Executive Officer and President of various entities affiliated with Anthony Robbins, and has worked with Mr. Robbins since 1993. Mr. Georges also serves as a director of many of the same privately-held companies affiliated with Anthony Robbins. The Company believes that Mr. George’s qualifications to serve on the Board include his tenure on the Board and extensive experience in the fields of law, finance and business transactions.

Andrew Pells was elected as a Director of the Company effective July 2, 2007. From 1990 to December 2003, Mr. Pells served as an executive of Hotels.com and its predecessors in various management capacities. From January 1, 2004 to the present, Mr. Pells has been an independent consultant to the Internet/Travel Industry. The Company believes that Mr. Pells’ qualifications to serve on the Board include his tenure on the Board and extensive experience in the hospitality field.

Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended:

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

To the Company’s knowledge based solely on its review of the copies of the Section 16(a) reports furnished to the Company and written representations to the Company that no other reports were required, the Company believes that all individual filing requirements applicable to the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities complied with Section 16(a) during 2009.

Board Leadership Structure:

Our Bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer. Currently, Mr. Francis serves as both Chairman of the Board and Chief Executive Officer. Our Board does not currently have a lead independent director.  Our Board has determined that this structure is the most effective leadership structure for our company at this time. The Board believes that Mr. Francis is the director best situated to identify strategic opportunities for our company and focus the activities of the Board due to his full-time commitment to the business and long tenure with our company. The Board also believes that Mr. Francis’ service as both Chairman of the Board and Chief Executive Officer promotes effective execution of our business strategy and facilitates information flow between management and the Board.  Our Board has determined that maintaining the independence of a majority of our directors helps maintain the Board’s independent oversight of management.  In addition, our Audit, Compensation and Nominating Committees, which oversee critical matters such as our accounting principles, financial reporting practices and system of disclosure controls and internal controls over financial reporting, our executive compensation program and the selection and evaluation of our directors and director nominees, each consist entirely of independent directors.

Risk Oversight:

The Board is actively involved in the oversight of risks, including credit risk, liquidity risk and operational risk, that could affect our business.  The Board does not have a standing risk management committee, but administers this oversight function directly through the Board as a whole, as well as through committees of the Board. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our accounting principles, financial reporting practices and system of disclosure controls and internal controls over financial reporting. The Nominating Committee assists the Board in its risk oversight function by considering risks related to our director nominee evaluation process. The Compensation Committee assists the Board in its risk oversight function by considering risks relating to the design of our executive compensation programs and arrangements.  The full Board considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. We believe our Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices.

Family Relationships among Directors and Executive Officers:

There were no family relationships among directors and executive officers during the years ended December 31, 2009, 2008 and 2007.

Indebtedness of Directors and Executive Officers:

None of the Company’s directors or executive officers or their respective associates or affiliates is indebted to the Company.

Legal Proceedings with Affiliates:

The Company is not involved in any legal proceedings with any director, officer, affiliate or stockholder of the Company.

Code of Ethics:

The Company has adopted a written Code of Ethics that applies to its senior management.  A copy of the Company’s Code of Ethics is available on the Company’s website http://www.tixcorp.com or alternatively to any stockholder by addressing a request to the attention of the Secretary of the Company and mailing such request to the Company’s corporate offices. Any amendment to the Code of Ethics or any waiver of the Code of Ethics will be disclosed promptly following the date of such amendment or waiver pursuant to a filing under a Current Report on Form 8-K with the Securities and Exchange Commission.

Selection of Directors:

Selection and Evaluation of Director Candidates.  The Nominations and Governance Committee is responsible for identifying candidates for membership on the Board and makes determinations as to whether to recommend such candidates nomination to the Board based on such nominee’s character, judgment, and business and financial experience, as well as their ability to add to the Board’s existing strengths. This assessment typically includes issues of expertise in industries important to us, functional expertise in areas such as marketing, human resources, operations, finance, and information technology and an assessment of an individual’s abilities to work constructively with the existing Board and management, all in the context of an assessment of the perceived needs of the Board at that point in time. The Committee does not have any written specific minimum qualifications or skills that a candidate must meet in order to serve on the Board. The Committee identifies nominees by first evaluating the current members of the Board qualified and willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not to wish to continue in service or if the majority of the Board decides not to re-nominate a member for re-election, the Board identifies the desired skills and experience of a new nominee in light of the following criteria. When identifying and evaluating new directors, the Board considers the diversity and mix of the existing Board, including, but not limited to, such factors as: employment experience, public interest considerations and the implementation of our strategic plan. Among other things, when examining a specific candidate’s qualifications, the Board considers: the ability to represent our best interests, existing relationships with us, interest in the affairs and our purpose, the ability to fulfill director responsibilities, leadership skill, integrity, business and financial judgment, ability to develop business for us and the ability to work as a member of a team.  The Committee or the Board will consider candidates recommended by stockholders based on the same criteria as discussed above.  Stockholders should provide the information set forth below under “STOCKHOLDER PROPOSALS” and follow the instructions set forth therein.

Meetings and Committees of the Board of Directors:

During the year ended December 31, 2009, the Company’s Board of Directors met on three occasions. Additional board actions were taken by unanimous written consent.

The Company has a Nominating Committee of the Board of Directors. The purpose of the Nominating Committee of the Board of Directors of Tix Corporation is to assist the Board in discharging its duties relating to corporate governance and the composition and evaluation of the Board.  The members of the Committee are Messrs. Pells, Feirstein and Georges, none of whom is an employee of the Company. Mr. Pells serves as the Chairman of the Committee. Each of the members is an “independent director” under the NASDAQ and Exchange Act rules. Our Nominating Committee held one meeting in 2009.

The Compensation Committee of the Board of Directors consists of three directors of the Company, Andy Pells, Norman Feirstein and Sam Georges, none of whom is an employee of the Company. Mr. Feirstein serves as the Chairman of the Committee. The Compensation Committee reviews the performance of the executive officers of the Company and reviews the compensation programs and agreements for key employees, including salary and bonus levels.  Each of the members is an “independent director” under the NASDAQ rules.  Our Compensation Committee held one meeting in 2009.

The Audit Committee of the Board of Directors consists of Andy Pells, Norman Feirstein and Sam Georges, none of whom is an employee of the Company. Mr. Georges serves as the Chairman of the Committee. The audit committee reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent public accountants, the scope of the annual audits, the nature of non-audit services, the fees to be paid to the independent public accountants, the performance of the independent public accountants, and the accounting practices of the Company.  Each of the members is an “independent director” under the NASDAQ rules.  The Board of Directors has determined that Mr. Georges is an audit committee financial expert as that term is defined in Item 407(d)(5) of the Exchange Act.  Our Audit Committee held four meetings in 2009.

For 2009, each of our directors attended 75% or more of the aggregate number of meetings of the Board, and the committee(s) of the Board on which he serves.

Each director is expected to attend and participate in, either in person or by means of telephonic or video conference, all scheduled meetings of the Board and all meetings of the committees of the Board on which such director serves, and all scheduled meetings of stockholders of the Company. All of our current directors are expected to attend the Annual Meeting.

Communications with the Board of Directors

Stockholders may communicate directly with the Board by writing to them at Board of Directors, c/o Corporate Secretary, Tix Corporation, 12001 Ventura Place, Suite 340, Studio City, California 91604.  Such communications will be forwarded to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) solely related to complaints with respect to ordinary course of business customer service and satisfaction issues, or (3) clearly unrelated to the Company’s business, industry, management or Board or committee matters.

Report of the Audit Committee

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate it by reference therein.

The audit committee of the board of directors has:

•	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2009 with management;

•
discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed with Weinberg & Company, P.A. matters relating to its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the consolidated financial statements audited by Weinberg for the fiscal year ended December 31, 2009 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board of Directors
Sam Georges, Chairman
Norman Feirstein
Andy Pells

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Overview of Executive Compensation Program

The Compensation Committee of our board of directors has responsibility for establishing, implementing and monitoring our executive compensation program philosophy and practices. The Compensation Committee seeks to ensure that the total compensation paid to our named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to our other officers.

Throughout this Proxy Statement, the individuals included in the Summary Compensation Table are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The components of our executive compensation consist of salary, annual cash bonuses awarded based on the Compensation Committee’s subjective assessment of each individual executive’s job performance during the past year, stock option grants to provide executives with longer-term incentives, and occasional special compensation awards (either cash or stock options) to reward extraordinary efforts or results.

The Compensation Committee believes that an effective executive compensation program should provide base annual compensation that is reasonable in relation to an individual executive’s job responsibilities and reward the achievement of both annual and long-term strategic goals of our Company. The Compensation Committee uses annual and other periodic cash bonuses to reward an officer’s achievement of specific goals and employee stock options as a retention tool and as a means to align the executive’s long-term interests with those of our stockholders, with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to maintain our company’s ability to attract and retain excellent employees in key positions and to assure that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of comparable companies. To that end, the Compensation Committee believes executive compensation packages provided by us to our named executive officers should include both cash compensation and stock options.

Because of the size of our Company, the small number of executive officers in our Company, and our company’s financial priorities, the Compensation Committee has decided not to implement or offer any pension benefits, deferred compensation plans, or other similar plans for our named executive officers.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all of our officers. Decisions regarding the non-equity compensation of our other officers are made by our President and Chief Executive Officer.

The Compensation Committee and the President and Chief Executive Officer annually review the performance of each named executive officer (other than the President and Chief Executive Officer, whose performance is reviewed only by the Compensation Committee). The conclusions reached and recommendations based on these reviews with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

Based on the foregoing objectives, the Compensation Committee has structured the Company’s annual cash and incentive-based cash and non-cash executive compensation to motivate our named executives to achieve the business goals set by the Company, to reward the executives for achieving such goals, and to retain the executives. In doing so, the Compensation Committee historically has not employed outside compensation consultants. The Compensation Committee utilizes data to set compensation for our executive officers at levels targeted at or around a range of compensation amounts provided to executives at comparable companies considering, for each individual, their individual experience level related to their position with us. There is no pre-established policy or target for the allocation between cash and non-cash incentive compensation.

2009 Executive Compensation Components

For 2009, the principal components of compensation for the named executive officers were:

•	base salary;

•	annual bonuses; and

•	equity incentive compensation.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the year. Base salary ranges for the named executive officers and are determined for each named executive officer based on his position and responsibility.

During its review of base salaries for executives, the Compensation Committee primarily considers:

•	The negotiated items of each executive employment agreement;

•	Internal review of the executive compensation, both individually and relative to other named executive officers; and

•	Individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process, as well as upon a change in job responsibility. Merit-based increases to salaries are based on the Compensation Committee’s assessment of the individual’s performance. Base salaries for the named executive officers in 2009 were increased from the base salaries in effect during the prior year by amounts ranging from 8% to 40%.

Annual and Special Bonuses

The Compensation Committee has not established an incentive compensation program with fixed performance targets. Because we do not generate significant profits, the Compensation Committee bases its discretionary compensation awards on the achievement of milestones, effective fund-raising efforts, and effective management of personnel and capital resources, among other criteria. During 2009, a bonus of $50,000 was paid to each of the named Executive Officers.

Equity Incentive Compensation

As indicated above, the Compensation Committee also aims to encourage the Company’s executive officers to focus on long-term company performance by allocating to them stock options that vest over a period of several years. In 2009, the Compensation Committee granted to Mr. Francis a non-qualified common stock option to purchase 150,000 shares of our common stock at a price of $1.28 per share, which equaled the closing market price on the date of grant. The common stock option vests annually over three years, provided that Mr. Francis continues in our employ. In 2007, the Compensation Committee granted to Ms. Simon a nonqualified common stock option to purchase 300,000 shares of our common stock at a price of $7.00 per share, which equaled the closing market price on the date of grant. The common stock option vests annually over three years, provided that Ms. Simon continues in our employ. In 2007, in connection with the hiring of Matthew Natalizio as Chief Financial Officer, the Compensation Committee granted to Mr. Natalizio common stock options to purchase 340,000 shares of our common stock at a price of $7.00 per share, which equaled the closing market price on the date of grant. In addition, the Compensation Committee also granted to other executives common stock options that had an exercise price equal to the closing market price on the date of grant, and also vest annually over three years, provided that such executives remain in our employ through such annual vesting periods.

Retirement Plans, Perquisites and Other Personal Benefits

We have adopted a tax-qualified employee savings and retirement plan, the 401(k) Plan, for eligible United States employees, including our named executive officers. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) Plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) Plan in an amount determined by our board of directors. Matching and profit-sharing contributions, if any, as well as all other contributions are at all times fully vested. We intend the 401(k) Plan, and the accompanying trust, to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned (if any) on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that we will be able to deduct our contributions, if any, when made. The trustee under the 401(k) Plan, at the direction of each participant, may invest the assets of the 401(k) Plan in any of a number of investment options.

We do not provide any of our executive officers with any other perquisites or personal benefits, other than benefits that we offer Mr. Francis and Ms. Simon in their employment agreements. As required by Mr. Francis’ employment agreement, during 2009 we paid insurance premiums with respect to life insurance policies for Mr. Francis which had a face value of approximately $5.3 million as of December 31, 2009 and under which Mr. Francis’ designee is the beneficiary. In addition, Mr. Francis receives a car allowance, car insurance, tax preparation, long term disability and health insurance for his spouse. As required by Ms. Simon’s employment agreement, during 2009, we paid a car allowance, car insurance, tax preparation, and medical insurance premiums.

Ownership Guidelines

The Compensation Committee has no requirement that each named executive officer maintains a minimum ownership interest in our company.

Our long-term incentive compensation consists solely of periodic grants of stock options to our named executive officers. The stock option program:

•	links the creation of stockholder value with executive compensation;

•	provides increased equity ownership by executives;

•	functions as a retention tool, because of the vesting features included in all options granted by the Compensation Committee; and

•	maintains competitive levels of total compensation

We normally grant stock options to new executive officers when they join our company based upon their position with us and their relevant prior experience. The options granted by the Compensation Committee generally vest annually over the first three years of the ten-year option term. Vesting and exercise rights cease upon termination of employment (or, in the case of exercise rights, 90 days thereafter), except in the case of death (subject to a one-year limitation), disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. In addition to the initial option grants, our Compensation Committee may grant additional options to retain our executives, and reward or provide incentive for the achievement of corporate goals and strong individual performance. Options are granted based on a combination of individual contributions to our company and on general corporate achievements, which may include the attainment of product development milestones and attainment of other annual corporate goals and objectives. On an annual basis, the Compensation Committee assesses the appropriate individual and corporate goals for our new executives and provides additional option grants based upon the achievement by the new executives of both individual and corporate goals. We expect that we will continue to provide new employees with initial option grants in the future to provide long-term compensation incentives and will continue to rely on performance-based and retention grants to provide additional incentives for current employees. Additionally, in the future, the Compensation Committee may consider awarding additional or alternative forms of equity incentives, such as grants of restricted stock, restricted stock units and other performance-based awards.

It is our policy to award stock options at an exercise price equal to The NASDAQ Capital Market’s closing price of our common stock on the date of the grant. In certain limited circumstances, the Compensation Committee may grant options to an executive at an exercise price in excess of the closing price of the common stock on the grant date. The Compensation Committee has never granted options with an exercise price that is less than the closing price of our common stock on the grant date, nor has it granted options which are priced on a date other than the grant date. For purposes of determining the exercise price of stock options, the grant date is deemed to be the first day of employment for newly hired employees, or the date on which the Compensation Committee or the Chief Executive Officer, as applicable, approves the stock option grant to existing employees.

We have no program, practice or plan to grant stock options to our executive officers, including new executive officers, in coordination with the release of material nonpublic information. We also have not timed the release of material nonpublic information for the purpose of affecting the value of stock options or other compensation to our executive officers, and we have no plan to do so. We have no policy regarding the adjustment or recovery of stock option awards in connection with the restatement of our financial statements, as our stock option awards have not been tied to the achievement of specific financial goals.

Tax and Accounting Implications

 Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that corporations may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid to our executive officers generally is fully deductible for federal income tax purposes.

Accounting for Share-Based Compensation

Beginning on January 1, 2006, we began accounting for share-based compensation in accordance with the authoritative guidance of the Financial Accounting Standards Board. This accounting treatment has not significantly affected our compensation decisions. The Compensation Committee takes into consideration the tax consequences of compensation to the named executive officers, but tax considerations are not a significant part of the company’s compensation policy.

Compensation Committee Report

The compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board that the compensation Discussion and Analysis be included in the Proxy Statement.

By the Committee:

Norman Feirstein, Chairman
Andy Pells
Sam Georges

The foregoing report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

There are no “interlocks,” as defined by the SEC, with respect to any member of the Compensation Committee.  Messrs.  Feirstein, Georges, and Pells served as all of the members of the Compensation Committee during 2009.

The following table and text sets forth information with respect to the compensation paid to the Company’s senior executive officers during the years ended December 31, 2009, 2008 and 2007.  Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARs or any other compensation paid to the named executive officers.

SUMMARY COMPENSATION TABLE

	Year
	Ended		Base		Stock	Option		Other		Total
	December		Salary	Bonus	Awards	Awards		Compensation		Compensation
Name and Principal Position	31,		$	$	$	$		$		$

Mitch Francis	2009		425,000	50,000	-	158,000	(1)	81,000	(2)	714,000
Chief Executive Officer,	2008		297,000	-	-	-		54,000	(2)	351,000
Chairman of the Board	2007		297,000	-	-	-		39,000	(2)	336,000

Kimberly Simon	2009		249,000	50,000	-	-		28,000	(4)	327,000
Chief Operating Officer	2008		243,000	-	-	-		17,000	(4)	260,000
	2007		225,000	21,000	-	1,600,000	(3)	10,000	(4)	1,856,000

Matthew Natalizio	2009		238,000	50,000	-	-		-		288,000
Chief Financial Officer (5)	2008		215,000	-	-	-		-		215,000
	2007		62,000	-	-	1,800,000	(5)	-		1,862,000

Lee Marshall	2009	(6)	321,000	25,000	-	-		-		346,000
Co-CEO Tix Productions Inc (TPI)	2008	(6)	250,000	102,000	-	-		-		352,000

Steve Boulay	2009	(7)	189,000	-	-	-		3,000	(7)	192,000
Vice President, Marketing (TPI)	2008	(7)	149,000	-	-	-		3,000	(7)	152,000

John Ballard	2009	(7)	189,000	-	-	-		5,000	(7)	194,000
President, Tix Productions (TPI)	2008	(7)	149,000	-	-	-		4,000	(7)	153,000

(1)
On March 1, 2009, the Company entered into a new written employment agreement with Mr. Francis, in conjunction with the agreement the Compensation Committee of the Company’s board of directors granted Mr. Francis a ten-year, nonqualified stock option to purchase 150,000 shares of our common stock at a price of $1.28 per share. The options vest in three installments of 50,000 shares each on March 1, 2010, 2011 and 2012, subject to Mr. Francis remaining in the continuous employ of the Company through such vesting dates. Upon termination of Mr. Francis’ employment agreement for any reason other than “cause” (as defined), any options not previously vested will immediately vest and be exercisable for a period of one year from the date of termination. The aggregate fair value of this common stock option at the grant date was $158,000, and was calculated using the Black Scholes option pricing model. For a discussion on the assumptions made in the valuation, refer to the Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements.

(2)
In 2009, other compensation includes $4,000 of disability insurance premiums, $20,000 of automobile expense, $12,000 of life insurance premiums, $2,000 for personal tax consultation paid on behalf of Mr. Francis, $14,000 of company 401 (k) matching funds, and $29,000 in reimbursements for the payment of taxes. In 2008 this amount includes $8,000 of disability insurance premiums, $17,000 of automobile expense, $11,000 of life insurance premiums, $4,000 for personal tax consultation paid to or on behalf of Mr. Francis, and $11,000 of company 401(K) matching funds. In 2007 this amount includes $11,000 of disability insurance premiums, $18,000 of automobile expense, $7,000 of life insurance premiums and $4,000 for personal tax consultation paid to or on behalf of Mr. Francis.

(3)
On September 27, 2007, the Company entered into a written employment agreement with Kimberly Simon, in conjunction with the agreement the Compensation Committee of the Company’s board of directors granted Ms. Simon a ten-year, nonqualified stock option to purchase 300,000 shares of our common stock at a price of $7.00 per share. The options vest in three installments of 100,000 shares each on September 1, 2008, 2009 and 2010, subject to Ms. Simon remaining in the continuous employ of the Company through such vesting dates.  Upon termination of Ms. Simon’s employment agreement for any reason other than “cause” (as defined), any options not previously vested will immediately vest and be exercisable for a period of one year from the date of termination. The aggregate fair value of this common stock option at the grant date was $1.6 million, and was calculated using the Black Scholes option pricing model. For a discussion on the assumptions made in the valuation, refer to the Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements.

(4)
For 2009, other compensation includes $7,000 of automobile expense, $1,000 for personal tax consultation paid on behalf of Ms. Simon, $12,000 of company 401 (k) matching funds, and $8,000 in reimbursements for the payment of taxes. For 2008, this amount includes $7,000 of automobile expense, $2,000 of medical insurance premiums and $8,000 of Company 401(k) matching funds. For 2007, this amount includes $7,000 of automobile expense, $2,000 of medical insurance premiums and $1,000 for personal tax consultation paid to or on behalf of Ms. Simon.

(5)
In conjunction with his employment in September 2007, Mr. Natalizio was granted a ten-year, nonqualified option to purchase 340,000 shares of our common stock at a price of $7.00 per share, which equaled the closing market price of our common stock on the date Mr. Natalizio commenced service. The first 40,000 options vested immediately and the remaining 300,000 stock options vest annually over a three-year period, provided that Mr. Natalizio remains in our employ. The aggregate fair value of this common stock option at the grant date was $1.8 million, and was calculated using the Black Scholes option pricing model. For a discussion on the assumptions made in the valuation, refer to the Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements.  Mr. Natalizio’s employment was terminated effective March 31, 2010.

(6)
In conjunction with the completion of the Merger with Magic Arts and Entertainment, we entered into an employment agreement with Lee D. Marshall, a founder of Magic, under which he will serve as the Co-Chief Executive Officer of TPI. The employment agreement commenced on February 29, 2008 and will expire on February 28, 2011, unless sooner terminated in accordance with the applicable provisions of the employment agreement. Under the employment agreement, Mr. Marshall is entitled to an annual salary of $300,000 that will increase by $25,000 each year during the term of the agreement. Mr. Marshall also is eligible to receive annual bonuses based upon TPI exceeding performance milestones specified in his employment agreement. For 2009 and 2008, the Company recorded $25,000 and $102,000, respectively, which was charged to operations as general and administrative expense.

(7)
In conjunction with the completion of the Merger with NewSpace Entertainment, we entered into written employment agreements with John Ballard and Steve Boulay, pursuant to which they serve as Chief Operating Officer and Vice President - Marketing, respectively, at TPI. The term of each of the employment agreements commenced on March 11, 2008, and will expire on the third anniversary of such date, unless sooner terminated in accordance with applicable provisions of the employment agreements.

Mr. Ballard and Mr. Boulay are entitled under their respective employment agreements to an annual salary of $185,000. Each of Messrs. Ballard and Boulay are entitled to increases in their annual salaries of at least 3% per annum. For 2008 the salary amount represents salary from March 11, 2008 through December 31, 2008.  Other compensation represents the Company’s 401(K) contribution match.

Stock Option and Warrant Grants:

The following table sets forth information as of December 31, 2009 concerning unexercised options and warrants, unvested stock and equity incentive plan awards for the executive officers named in the Summary Compensation Table. For additional information related to stock options and the valuation of stock options, see footnote 11 to the consolidated financial statements.

OUTSTANDING EQUITY AWARDS AT YEAR ENDED DECEMBER 31, 2009

	Option and Warrant Awards					Stock Awards
Equity
								Equity	Incentive
								Incentive	Plan
			Equity					Plan	Awards:
			Incentive					Awards:	Market
			Plan					Number	or Payout
			Awards:					of	Value of
	Number of	Number of	Number of				Market	Unearned	Unearned
	Securities	Securities	Securities			Number	Value of	Shares,	Shares,
	Underlying	Underlying	Underlying			of Shares	Shares or	Units or	Units or
	Unexercised	Unexercised	Unexercised	Option		or Units	Units of	Other	Other
	Options	Options	Unearned	and	Option	of Stock	Stock	Rights	Rights
	and	and	Options	Warrant	and	That	That	That	That
	Warrants	Warrants	and	Exercise	Warrant	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Warrants	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Mitch	-	150,000	-	1.28	4-3-2019
Francis
Chief
Executive
Officer

Kim Simon	200,000	100,000	-	7.00	9-27-2017
Chief	100,000	-	-	0.36	2-27-2012
Operating
Officer

Matthew	240,000	100,000	-	7.00	9-10-2017
Natalizio
Chief
Financial
Officer

Option and Warrant Exercises and Stock Vested

The following table provides information regarding exercise of stock options and warrants by each of our named executive officers during 2009:

2009 EXERCISES OF PLAN-BASED AWARDS

	Number of	Value Realized
	Shares Acquired	on Exercise (1)
Name	on Exercise	($)

Kimberly Simon	150,000	$214,500
Chief Operating Officer

1.	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise of common stock options.

Quantification of Termination Payments and Benefits

The table below reflects the amount of compensation to each of our named executive officers in the event of termination of such executive’s employment without “cause” or his resignation for “good reason,” termination following a change in control, and termination upon the executive’s death or permanent disability. The named executive officers are not entitled to any payments other than accrued compensation and benefits in the event of their voluntary resignation. The amounts shown in the table below assume that such termination was effective as of December 31, 2009, and thus includes amounts earned through such time, and are estimates only of the amounts that would be payable to the executives. The actual amounts to be paid will be determined upon the occurrence of the events indicated.

TERMINATION PAYMENTS AND BENEFITS

		Termination Without Cause
		or for Good Reason
		Before Change	After Change	Death	Disability	Change in
Name	Benefit	in Control ($)	in Control ($)	($)	($)	Control ($)

Mitch Francis	Severance Payment (3)	975,000	2,250,000	-	-	-
Chief Executive Officer,	Stock Options (4)	-	69,000	-	-	-
Chairman of the Board	Health Insurance (1)	-	15,000	-	-	-
	Life Insurance (1)	-	18,000	-	-	-
	Disability Insurance (1)	-	6,000	-	-	-
	Automobile (2)	44,000	-	-	-	-

Kimberly Simon	Severance Payment (3)	175,000	1,312,000	-	-	-
Chief Operating Officer	Stock Options	-	-	-	-	-
	Health Insurance (1)	-	16,000	-	-	-
	Automobile (2)	15,000	-	-	-	-

Matthew Natalizio	Severance Payment (5)	125,000	125,000	-	-	-
Chief Financial Officer

Lee Marshall	Severance Payment (5)	163,000	163,000	-	-	-
Co-CEO Tix Productions

Steve Boulay	Severance Payment (5)	95,000	95,000	-	-	-
President,
NewSpace Entertainment

John Ballard	Severance Payment (5)	95,000	95,000	-	-	-
President, Tix Productions

(1)	Represents the cost as of December 31, 2009 for a period of eighteen months.

(2)
Represents the cost as of December 31, 2009 for the remaining term of the employment agreement. For Mitch Francis, the contract term ends February 28, 2012. For Kimberly Simon, the contract term ends August 31, 2010.

(3)
The Severance Payment in the Before Change in Control column represents salary paid through the end of the employment contract term. For Mitch Francis, the contract term ends February 28, 2012. For Kimberly Simon, the contract term ends August 31, 2010. The Severance Payment in the After Change in Control Payment column represents five times the annual base salary as of December 31, 2009, and is a lump sum payment no later than 30 days after employee’s date of termination.

(4)
Represents the aggregate value of stock options that vest and become exercisable immediately upon the triggering event, as if such event took place on December 31, 2009. The amount was determined as the aggregate difference between the stock price as of December 31, 2009 and the exercise price of the underlying options.

(5)	Amount is paid over a six month period in accordance with the Company’s normal payroll practices.

Directors Compensation:

Beginning in July 2008, members of the Board of Directors who are not employees of the Company receive quarterly payments totaling $25,000 annually and reimbursement for any expenses incurred in attending the meetings. Also, beginning in April 2009, the Chairman of the Audit Committee receives an additional $20,000 annually and the Corporate Secretary receives an additional $6,000 annually.  Further, in 2009, Messer Pells, Georges, Frankel, and Feirstein each received 25,000 common stock options with an exercise price of $1.25. In 2008 and 2007, Messrs Pells and Georges each received 25,000 common stock options and 10,000 common stock options, respectively. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. The non-employee directors are eligible to participate in the 2004 Directors Option Plan.

Prior to July 2008, members of the Board of Directors who were not employees of the Company received $2,000 for each meeting they attended of the Board of Directors, and reimbursement for any expenses incurred in attending the meetings.

DIRECTOR COMPENSATION TABLE

			All Other
		Stock Awards	Compensation	Total
Name and Principal Position	Year	($)	($) (1) (2) (3)	($)

Andrew Pells - Director	2009	-	45,000	45,000
	2008	-	55,500	55,500
	2007	-	48,000	48,000

Benjamin Frankel - Director	2009	-	45,000	45,000
	2008	-	12,500	12,500
	2007	-	8,000	8,000

Norman Feirstein - Director	2009	-	49,500	49,500
	2008	-	12,500	12,500
	2007	-	8,000	8,000

Sam Georges - Director	2009	-	62,500	62,500
	2008	-	58,000	58,000
	2007	-	48,000	48,000

(1)
During the year ended December 31, 2009, the Company’s Board of Directors met on three occasions, of which two were telephonic and one was through video conference. Messrs. Georges and Feirstein attended all three meetings. Messrs. Pells and Frankel attended two meetings, of which one was telephonic and one was video conference. Non-employee directors of the Company received $6,250 per quarter. In addition, Mr. Georges received an additional $2,500 per quarter for chairing the audit committee until April 2009. Beginning in April 2009, Mr. Georges received an increase in compensation to $5,000 per quarter for chairing the audit committee and Mr. Feirstein received an additional $1,500 per quarter for performing the Corporate Secretary responsibilities. Messrs Pells, Georges, Frankel and Feirstein each received options to purchase 25,000 shares of our common stock, which management estimated the value to be $20,000 each using the Black-Scholes Model. For a discussion on the assumptions made in the valuation, refer to the Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements.

(2)
During the year ended December 31, 2008, the Company’s Board of Directors met on three occasions. Messrs. Frankel, Feirstein, Georges and Pells attended all three meetings. Directors received $2,000 per each meeting until July 2008, when their compensation was increased to $6,250 per quarter.  In addition Sam Georges receives an additional $2,500 per quarter for chairing the audit committee. Andrew Pells and Sam Georges each received options to purchase 25,000 shares of our common stock, and management estimated the option value to be $43,000 using the Black-Scholes Model.

(3)
During the year ended December 31, 2007, the Company’s Board of Directors met on four occasions. Messrs. Frankel, Feirstein, and Georges attended all four meetings and received $2,000 for each meeting they attended. Mr. Pells attended one meeting and received $2,000 for his attendance and participation. During the year ended December 31, 2007 Messrs. Pells and Georges each received options to purchase 10,000 shares of our common stock. The stock options granted to Messrs. Pells and Georges had estimated value, using the Black-Scholes Model, of $46,000 and $40,000, respectively.

Long-Term Incentive Plans:

2009 Equity Incentive Plan:

On July 8, 2009, the 2009 Equity Incentive Plan (the “2009 Equity Plan”) for officers, employees and consultants of the Company was approved pursuant to a Joint Written Consent of the Board of Directors and Majority Stockholders of the Company. The 2009 Equity Plan authorized the granting of not more than 3,000,000 restricted shares, stock appreciation rights (“SAR’s”), and incentive and non-qualified stock options to purchase shares of the Company’s common stock. The 2009 Equity Plan provides that stock options or SAR’s granted can be exercisable immediately as of the effective date of the applicable agreement, or in accordance with a schedule or performance criteria as may be set in the applicable agreement. The exercise price for non-qualified stock options or SAR’s would be the amount specified in the agreement, but shall not be less than the fair value of the Company’s common stock at the date of the grant. The exercise price for incentive stock options cannot be less than the fair market value of the Company’s common stock on the date of grant (110% of the fair market value of the Company’s common stock on the date of grant for a stockholder owning in excess of 10% of the Company’s common stock).

During 2009, the Company’s board of directors granted options to purchase 25,000 shares of common stock under the 2009 Equity Plan. Further, options granted to Mr. Natalizio to purchase 340,000 shares of our common stock that were previously not under a Company Plan were transitioned and deemed to be grants under the newly adopted 2009 Equity Plan.

As of December 31, 2009, options to purchase 2,635,000 shares of common stock are reserved for issuance under the 2009 Equity Plan.

2004 Option Plan:

On March 3, 2005, the Company adopted the 2004 Stock Option Plan (the “2004 Option Plan”) for officers and employees of the Company or its subsidiaries. The 2004 Option Plan was approved pursuant to a Joint Written Consent of the Board of Directors and Majority Stockholders of the Company dated September 22, 2004. The 2004 Option Plan authorized the granting of incentive stock options and non-qualified stock options to purchase an aggregate of not more than 960,000 shares of the Company’s common stock. The 2004 Option Plan provided that options granted would generally be exercisable at any time during a ten-year period (five years for a stockholder owning in excess of 10% of the Company’s common stock) and vest one-third in each of the three years following the grant, unless otherwise provided by the plan administrator. The exercise price for non-qualified stock options would not be less than the par value of the Company’s common stock. The exercise price for incentive stock options would not be less than 100% of the fair market value of the Company’s common stock on the date of grant (110% of the fair market value of the Company’s common stock on the date of grant for a stockholder owning in excess of 10% of the Company’s common stock). No option may be exercised during the first six months of its term except in the case of death.

During the year ended December 31, 2009, the Company issued options to purchase 150,000 shares of common stock under the 2004 Option Plan. During the year ended December 31, 2008, the Company issued options to purchase 25,000 shares of common stock under the 2004 Option Plan. During the year ended December 31, 2007, the Company issued options to purchase 507,000 shares of common stock under the 2004 Option Plan. The Company issued 300,000 options under the 2004 Option Plan in 2006.

As of December 31, 2009, options to purchase 144,000 shares of common stock were reserved for issuance under the 2004 Option Plan.

2004 Directors Option Plan:

On March 3, 2005, the Company adopted the Directors Stock Option Plan (the “2004 Directors Option Plan”) for non-employee directors of the Company. The 2004 Directors Option Plan was approved pursuant to a Joint Written Consent of the Board of Directors and Majority Stockholders of the Company dated September 22, 2004. The 2004 Directors Option Plan authorized the granting of non-qualified stock options to purchase an aggregate of not more than 100,000 shares of the Company’s common stock. The 2004 Directors Option Plan provided that options granted would be exercisable for a period not to exceed ten years and vest one-third in each of the three years following the grant. The exercise price for non-qualified stock options would be the fair value of the Company’s common stock at the date of the grant. No option may be exercised during the first six months of its term except in the case of death. On May 30, 2007, an amendment to the 2004 Directors Option Plan was approved through a Corporate Resolution by the Company’s Board of Directors, and adjusts the vesting period of options granted from vesting one-third annually over three years to vesting immediately. On July 8, 2009, an additional amendment to the 2004 Directors Option Plan (“The Amendment”) was approved pursuant to a Joint Written Consent of the Board of Directors and Majority Stockholders of the Company. The Amendment increased the authorized amount of option grants to purchase shares of our common stock to 1,000,000 shares.

During 2009, the Company’s board of directors granted 25,000 options each to Messrs. Pells, Georges, Frankel, and Feirstein. The grant date fair value of the options granted to Messrs. Pells, Georges, Frankel, and Feirstein in 2009, as calculated using the Black Scholes Model, was $20,000 each. During 2008, the Company’s board of directors granted 25,000 options each to Messrs. Pells and Georges. The value of the options granted to Messrs. Pells and Georges in 2008, as calculated using the Black Scholes Model, was $43,000 each. During 2007, the Company’s board of directors granted 10,000 options to purchase our common stock to each of Messrs. Pells and Georges in conjunction with them becoming directors of Tix Corporation. The value of the options granted, as calculated using the Black Scholes Model, was $46,000 and $40,000, respectively. Prior to the above issuance, the Company had not granted any options under the 2004 Directors Option Plan.

A summary of stock options and warrants issued to officers, directors and employees as of December 31, 2009 is presented below:

	Stock Option and Warrant Value Table
				Value of Unexercised
	Number of Shares of		Weighted	in-the-Money Stock Options
	Common Stock Underlying		Average	and Warrants at
	Stock Options and Warrants		Exercise	Fiscal Year-End (1)
	Unvested	Vested	Price	Unvested		Vested

Option Plans:

Directors	-	170,000	$2.18		$-		$49,000

Mitch Francis	150,000	-	$1.28		$69,000		$-

Kimberly Simon	100,000	200,000	$7.00	$		$

Matthew Natalizio	100,000	240,000	$7.00		$-		$-

Curt Bechdel	50,000	75,000	$6.09		$2,250	$

Employees	22,000	44,000	$6.85		$-		$-

Non-Plan Stock Options and Warrants:

Kimberly Simon - Warrants		100,000	$0.36	$			$138,000

(1)
The dollar values are calculated by determining the difference between the weighted average exercise price of the stock options and warrants and the market price for the common stock of $1.74 per share at December 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

During 2007, Benjamin Frankel, a director of the Company, was a principal in Frankel, LoPresti & Co., an accountancy corporation. During the years ended December 31, 2009, 2008, and 2007, the Company incurred fees to such accounting firms for accounting and tax services of $55,000, $33,000, and $53,000, respectively.

Review, Approval or Ratification of Transactions with Related Persons

As provided in our audit committee charter, all related party transactions must be reviewed and approved by our audit committee.  As such, we conduct a review of all related party transactions for potential conflicts of interest on an ongoing basis.  All such transactions relating to executive officers and directors must be approved by our audit committee.

STOCKHOLDER PROPOSALS

Proposals to be Addressed at the Annual Meeting

Stockholder Nominations for Board of Directors. In order for your director nomination to be presented and considered at the Annual Meeting, stockholders must give written notice of any proposal or nomination of a director to our Secretary at our principal executive offices no later than the close of business on June 30, 2010.

To be in proper written form, such stockholder’s notice shall set forth: (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of capital stock of the Company which are beneficially owned by such person; and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address, as they appear on the Company’s books, of such stockholder, and of such beneficial owner; (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder and such beneficial owner; (iii) a description of any arrangements or understandings between such stockholder and each proposed nominee and any other person (including their names) pursuant to which the nomination(s) are to be made by such stockholder and such beneficial owner; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or may otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Stockholder Proposal for Other Business. In order for your proposal for any other business or matter to be presented and considered at the Annual Meeting, stockholders must give written notice of any proposal or nomination of a director to our Secretary at our principal executive offices no later than the close of business on June 30, 2010.

To be in proper written form, such stockholder’s notice shall set forth: (1) as to each matter that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner; (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder and such beneficial owner; (iii) a description of any arrangements or understandings between such stockholder and any other person (including their names) in connection with the proposal of such business by such stockholders and any material interest in such business of such stockholder and the such beneficial owner; (iv) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting; and (v) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for such matters, or may otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The Board will review any proposal that is received by that date and determine if it is a proper proposal to present at the Annual Meeting.  Stockholders interested in submitting a nomination or proposal for consideration at the Annual Meeting should consult the Company’s Bylaws to ensure that any such notice of nomination or proposal is submitted to the Company in proper form.

Proposals for Inclusion in Proxy Statement for 2011 Annual Meeting

Stockholders of the Company may present proposals to the Company for inclusion in our proxy statement prepared in connection with our 2011 Annual Meeting of Stockholders.  In order to be eligible to submit a proposal, a stockholder must have continuously held at least $2,000 in market value, or 1% of our securities entitled to vote at the meeting for at least prior to the date of the submission of the proposal.

For your proposal to be considered for inclusion in the proxy statement and form of proxy for our 2011 Annual Meeting, your written proposal must be received by our Corporate Secretary at our principal executive offices no later than January 28, 2011, unless the date of our 2011 Annual Meeting is changed by more than 30 days from July 7, 2011, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

Receipt of a stockholder proposal does not necessarily guarantee that the proposal will be included in the proxy. Stockholders interested in submitting a nomination or proposal for consideration at the 2011 Annual Meeting should consult the Company’s Bylaws to ensure that any such notice of nomination or proposal is submitted to the Company in proper form.  You should also be aware that your proposal must comply with Securities and Exchange Commission regulations regarding inclusion of stockholder proposals in Company-sponsored proxy materials. The Board will review any proposal that is received by that date and determine if it is a proper proposal for inclusion in the proxy statement for the 2011 Annual Meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Certain stockholders who share an address are being delivered only one copy of this proxy statement unless the Company or one of its mailing agents has received contrary instructions. Upon the written or oral request of a stockholder at a shared address to which a single copy of this proxy statement was delivered, the Company shall promptly deliver a separate copy of this proxy statement to such stockholder. Written requests should be made to Tix Corporation, Attention: Investor Relations, 12711 Ventura Blvd., Suite 340, Studio City, California 91604 and oral requests may be made by calling the Company at (818) 761-1002.  In addition, if such stockholder wishes to receive separate annual reports, proxy statements or information statements in the future, such stockholder should notify the Company either in writing addressed to the foregoing address or by calling the foregoing telephone number. Stockholders sharing an address who are receiving multiple copies of this Information Statement may request delivery of a single annual report, proxy statement or information statement in the future by directing such request in writing to the address above or calling the number above.

OTHER MATTERS

Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope to ensure your representation at the Annual Meeting or by submitting your proxy over the Internet.

FORWARD-LOOKING STATEMENTS

This proxy statement and materials delivered with this proxy statement, including our annual report on Form 10-K, for the year ended December 31, 2009, contains “forward-looking” statements. All statements other than statements of historical facts included in this proxy statement and materials delivered with this proxy statement, including, without limitation, statements regarding our financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from our expectations are disclosed in the “Note Regarding Forward Looking Statements” section of our annual report on Form 10-K for the year ended December 31, 2009. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this proxy statement are expressly qualified in their entirety by such cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION

Tix Corporation files reports, proxy statements, and other information with the Securities and Exchange Commission (“SEC”).  You can read and copy these reports, proxy statements, and other information concerning our company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room.  The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC.  The address of that website is http://www.sec.gov.

A copy of our annual report on form 10-K, for the year ended December 31, 2009, which includes financial statements for the Company for the fiscal year then ended and excluding exhibits is available on the website www.edocumentview.com/TIXC.  The exhibits to the Form 10-K are available upon payment of charges that approximate reproduction costs. If you would like to request documents, please do so by June 30, 2010, to receive them before the Annual Meeting of stockholders. Requests should be sent in writing to:

Tix Corporation
12711 Ventura Blvd., Suite 340
Studio City, California 91604
Attention: Corporate Secretary

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.  YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY PRIOR TO THE ANNUAL MEETING, BY EXECUTING A LATER DATED PROXY AND DELIVERING IT TO COMPANY’S CORPORATE SECRETARY PRIOR TO THE ANNUAL MEETING OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

By Order of the Board of Directors,

Mitch Francis
Chief Executive Officer and Chairman of the Board

May 27, 2010

TIX CORPORATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal II.

I. ELECTION OF DIRECTORS: six persons are nominated to serve as directors for a term ending on the date of the next Annual Meeting of Stockholders, and until their successors are duly elected and qualified:

01 - Norman Feirstein
02 - Mitch Francis
03 - Benjamin Frankel
04 - Sam Georges
05 - Andrew Pells
06 - Joseph Marsh

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
II. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS: Weinberg & Company, P.A. as the Company's public accountants for the fiscal year ending December 31, 2010.	☐	☐	☐

OTHER BUSINESS: Such other business as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When signing as agent, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If shares are held jointly, each owner must sign. If the signer is a corporation, please sign full corporate name, giving full title as such. If signer is a partnership or limited liability company, please sign in name of entity by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 0 2 5 8 6 5 2

01770D

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — TIX CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of TIX CORPORATION ("Company") hereby acknowledges receipt of the notice of annual meeting of stockholders and proxy statement and hereby appoints Mitch Francis, as attorney and proxy to appear, attend and vote all of the shares of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to held at Sportsmen's Lodge, 12825 Ventura Boulevard, Studio City, California 91604 and at any adjournment thereof.

This proxy will be voted as directed, or if no contrary direction is indicated will be voted (i) FOR the election of all nominees for director in Proposal No. I, (ii) FOR Proposal No. II, and (iii) as said proxy deems advisable, on such other matters as may property come before the Meeting.

The Board of Directors recommends a vote "FOR" the election of the nominees for director in Proposal I and a vote for "FOR" Proposal II. Please mark, date and sign your name exactly as it appears hereon and return the Proxy as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting in person.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.